UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 23, 2009
MGM MIRAGE

(Exact name of registrant as specified in its charter)

Delaware	001-10362	88-0215232

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109

(Address of principal executive offices — Zip Code)
(702) 693-7120

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On May 19, 2009, MGM MIRAGE (the “Company”) announced that it had completed a public offering of 164.5 million shares of its common stock at $7 per share, with proceeds of approximately $1.1 billion. In addition, the Company announced a private placement of senior secured notes; $650 million of 10.375% senior secured notes due May 2014 and $850 million of 11.125% senior secured notes due November 2017. In conjunction with these transactions, the company entered into Amendment No. 6 and waiver to its senior credit facility, which required the Company to: 1) permanently repay $826 million of the credit facility, and 2) treat the $400 million in aggregate repayment of the credit facility borrowings made as a condition to Amendment No. 2 and Amendment No. 5 as a permanent prepayment of the credit facility borrowings. Other changes were made as a part of the amendment, including: 1) amending certain financial and non-financial covenants, 2) allowing the issuance of equity and debt securities of up to $3.0 billion and the ability to grant liens to secured indebtedness up to $1.5 billion, 3) amending restrictions in prepayment and redemption of certain indebtedness, 4) provide that 50% of net proceeds from any future asset sales would be used to permanently reduce the senior credit facility, subject to any similar requirements in other debt instruments, and 5) fix the LIBOR margin at 4.00% and the base rate margin at 3.00%.
Based upon facts and circumstances that existed as of December 31, 2008, the Company had previously disclosed that there was substantial doubt about its ability to continue as a going concern and the report of the Company’s independent registered public accountant contained an explanatory paragraph with respect to the Company’s ability to continue as a going concern. As a result of the transactions described above subsequent to December 31, 2008, the Company has concluded that there is no longer substantial doubt about its ability to continue as a going concern. Therefore, the Company is providing the information herein including updated audited consolidated financial statements as of and for each of the three years ended December 31, 2008 and an updated report of the Company’s independent registered public accounting firm.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

23	Consent of Deloitte & Touche LLP

99.1	Consolidated Financial Statements of MGM MIRAGE

Report of Independent Registered Public Accounting Firm on Consolidated Financial Statements
Consolidated Balance Sheets — December 31, 2008 and 2007
Years Ended December 31, 2008, 2007 and 2006
Consolidated Statements of Operations
Consolidated Statements of Cash Flows
Consolidated Statements of Stockholders’ Equity
Notes to Consolidated Financial Statements

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MGM MIRAGE
Date: June 23, 2009	By:	/s/ ROBERT C. SELWOOD
Robert C. Selwood,
Executive Vice President — Chief Accounting Officer